UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2005

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TEDA TRAVEL INCORPORATED

(Exact name of Registrant as specified in charter)

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Florida	000-29077	65-0963971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 2102 Chinachem Century Tower
178 Gloucester Road
Wanchai, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (852) 2833-2186

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a) On June 30, 2005, Hon Ming Wong resigned from the position of Chief Financial Officer and Director of Teda Travel Incorporated (the “Company”) due to personal reasons;

(b) The Company’s Board of Directors appointed Godfrey Chin Tong Hui as Interim Chief Financial Officer, effective June 30, 2005. Mr. Hui is currently the Chief Executive Officer of the Company. He holds a Bachelors Degree in Business Management and a Master Degree in Finance and Investment.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL INCORPORATED

By:	/s/ GODFREY CHIN TONG HUI
Godfrey Chin Tong Hui
Chief Executive Officer

Dated: July 1, 2005